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                                                                     Exhibit 4.1


                                    AMENDMENT ("Amendment") dated as of July 28,
                              2000 between FIBERNET TELECOM GROUP, INC.
                              ("Company"), SIGNAL EQUITY PARTNERS, L.P.
                              (formerly known as Signal Capital Partners, L.P.), as the Majority in Interest of the Purchasers ("Signal"), and NORTEL NETWORKS INC. ("Nortel") (each term as defined herein), to the Stockholders Agreement dated as of May 7, 1999 (as amended by the Amendment dated as of June 30, 2000, the "Stockholders Agreement") by and among the Company and the Stockholders (as defined in the Stockholders Agreement) listed therein ("Stockholders").


     WHEREAS, pursuant to Section 17 of the Stockholders Agreement, the Company, Nortel and Signal, as the Majority in Interest, have the right to modify the Stockholders Agreement; and

     WHEREAS, the Company, Nortel and Signal, as the Majority in Interest, wish to amend the Stockholders Agreement.

     NOW, THEREFORE, the parties agree as follows:

     Section 1.  Definitions.  Capitalized terms used and not otherwise defined
                 -----------
herein shall have the meanings ascribed to such terms in the Stockholders Agreement.

     Section 2.  Agreement to Amend.  Pursuant to Section 17 of the Stockholders
                 ------------------
Agreement, the Company, Nortel and Signal hereby agree to amend the Stockholders Agreement as provided herein.

     Section 3.  Amendments.
                 ----------

             (a) Section 1 (Definitions) of the Stockholders Agreement shall be amended as follows:

               (i) The definition of the term "Stock" shall be amended and restated in its entirety as follows:

                    "Stock" shall mean (i) the presently issued and outstanding
                     -----
               shares of Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock and any options, warrants or other instruments exercisable therefor (which options, warrants or other instruments shall be deemed to be that number of outstanding shares of Stock for which they are exercisable), (ii)
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               any additional shares of capital stock of the Company hereafter issued and outstanding and (iii) any shares of capital stock of the Company into which such shares may be converted or for which they may be exchanged or exercised.

               (ii)  The following definition shall be deleted:

                    "Series G Preferred Stock" shall mean the Series G
                     ------------------------
               Convertible Preferred Stock, par value $.001, of the Company.

               (iii)  The following definition shall be added:

                    "Series H Preferred Stock" shall mean the Series H
                     ------------------------
               Convertible Preferred Stock, par value $.001, of the Company.

     (b) In partial consideration of the deletion of Section 3 of the Stockholders Agreement (as set forth below in Section 3(c) of this Amendment) and the amendment and restatement of Section 4 of the Stockholders Agreement (as set forth below in Section 3(d) of this Amendment), Section 2 (Limitations on Transfers of Stock by Stockholders) of the Stockholders Agreement shall be amended and restated in its entirety as follows:

              "Section 2.  Limitations on Transfers of Stock by Stockholders.
                           -------------------------------------------------

               (a) The Stockholders shall not, at any time during the term of this Agreement, Transfer any Stock without first complying with the provisions of Sections 4 and 6; provided, that a Stockholder may
                                          --------
          Transfer Stock to another member of the Group of such Stockholder without complying with Sections 4 and 6 if the recipient of such Stock shall agree in writing with the parties to this Agreement to be bound by and to comply with all applicable provisions of this Agreement and to be deemed a Stockholder. Any Transfer made or attempted to be made in contravention of the terms of this Section 2 shall be null and void.

               (b) Each Stockholder (other than Nortel) hereby agrees that it shall not Transfer any Stock for a period of the shorter of: (x) one
          (1) year after June 30, 2000; and (y) the period provided for in any agreement entered into by such Stockholder at the request of the managing underwriters with respect to a Qualified Public Offering.

               (c) The foregoing provisions of this Section 2 shall not apply to or be binding upon Nortel. Anything contained herein to the contrary notwithstanding, Nortel hereby agrees that it shall not Transfer any Stock for a period of one (1) year after the date of the Securities Purchase Agreement dated as of June 30, 2000, between the Company and Nortel, other than (i) pursuant to Section 4(c) hereof or (ii) to any member of Nortel's Group, provided that such Group member agrees in writing to be bound by this provision.
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               (d) Each Stockholder agrees, upon request of the Company or the managing underwriters with respect to a Qualified Public Offering, to enter into an agreement providing that, for a period of time (not to exceed one hundred eighty (180) days) from the effective date of the Qualified Public Offering, the Stockholder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Stock, other than shares of Stock included in the registration, without the prior written consent of the Company or such underwriters, as the case may be; provided, however, the Stockholder shall not be obligated to enter into such agreement unless all executive officers and directors of the Company and each holder of more than 5% of the outstanding Common Stock (or derivatives thereof), shall have entered into similar agreements."

              (c) Section 3 of the Stockholders Agreement is hereby deleted in its entirety.

              (d) Section 4 (Tag-along Right) of the Stockholders Agreement shall be amended and restated in its entirety as follows:

          "Section 4.  Tag-along Right.
                       ---------------

               (a) In the event that a Stockholder ("Section 4 Offeror") desires to Transfer shares of Stock constituting twenty percent (20%) or more of the Company's Common Stock, as determined on a fully diluted basis assuming the full exercise and conversion of the outstanding securities of the Company (the "Section 4 Offer") to a Person (the "Section 4 Purchaser"), the Selling Group shall promptly forward a notice (the "Section 4 Offer Notice") to the Stockholders. Subject to
          Section 4(b), the Selling Group shall not Transfer any Stock to the
          Section 4 Purchaser unless the terms of the Section 4 Offer are extended to the Stockholders with respect to their Proportionate Percentage of the aggregate number of shares of Stock (on a Common Stock equivalent basis) to which the Section 4 Offer relates, whereupon each Stockholder shall be entitled to Transfer to the
          Section 4 Purchaser pursuant to the Section 4 Offer the Stockholder's Proportionate Percentage of the aggregate number of shares of Stock (on a Common Stock equivalent basis) to which the Section 4 Offer relates by delivering a written notice of acceptance to the Selling Group within 15 days after delivery of the Section 4 Offer Notice.

               (b) Anything contained herein to the contrary notwithstanding, any purchaser of Stock pursuant to this Section 4 which is not then a Stockholder shall agree in writing to be bound by all applicable provisions of this Agreement and shall be deemed to be a Stockholder for all purposes of this Agreement.

               (c) Anything contained herein to the contrary notwithstanding,
          (i) any Transfer by Nortel of any of the shares of Stock held by Nortel shall not be subject to the provisions of this Section 4 and
          (ii) Nortel shall be entitled to Transfer shares of Stock held by Nortel to a Section 4 Purchaser pursuant to a Section 4 Offer only in the event that such Section 4 Purchaser is purchasing at
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          least twenty percent (20%) of the Company's Common Stock, as determined on a fully diluted basis assuming the full exercise and conversion of the outstanding securities of the Company."

          (e) New subsection (f)(vii) shall be added to Section 7 (Pre-emptive Rights) of the Stockholders Agreement as follows:

              "(vii) 426,333 shares of Series H Preferred Stock issued or to be issued to Nortel Networks Inc. (and shares of Common Stock to be issued upon conversion thereof)."

          (e) Section 13 is hereby amended and restated as follows:

              "Section 13.  Duration of Agreement; Compliance.
                            ---------------------------------

              The rights and obligations of each Stockholder under this Agreement shall terminate upon the earliest to occur of (a) the valid and enforceable Transfer of all Stock owned by such Stockholder, and
          (b) a Qualified Public Offering (except with respect to Section 2(b), which obligations shall survive and not terminate upon a Qualified Public Offering)."

          Section 4.  Governing Law.  This Amendment shall be governed by and
                      -------------
construed in accordance with the laws of the State of New York (without regard to principles of conflicts of laws).

          Section 5.  Successors and Assigns.  This Amendment shall bind and
                      ----------------------
inure to the benefit of the parties and their respective successors and assigns, transferees, legal representatives and heirs.

          Section 6.  Headings.  The headings of this Amendment have been
                      --------
inserted for convenience of reference only and shall not be deemed to be a part of this Amendment.

          Section 7.  Entire Agreement.  This Amendment, the Stockholders
                      ----------------
Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

          Section 8.  Counterparts.  This Amendment may be executed in any
                      ------------
number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


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              IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.



                                      FIBERNET TELECOM GROUP, INC.


                                      By: _________________________________
                                          Name:
                                          Title:



                                      SIGNAL EQUITY PARTNERS, L.P.

                                      By: Signal Equity Advisors, L.P.
                                      Its: General Partner

                                      By: Signal Equity Advisors, Inc.
                                      Its: General Partner


                                      By: _________________________________
                                          Name:
                                          Title:



                                      NORTEL NETWORKS INC.


                                      By: _________________________________
                                          Name:
                                          Title: